UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) (Rule 14a-101) of the Securities Exchange Act of 1934

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Celcuity Inc.

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Celcuity Inc.

16305 36th Avenue North, Suite 450

Minneapolis, MN 55446

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2018

TO THE STOCKHOLDERS OF CELCUITY INC.:

Please Take Notice that Celcuity Inc. will hold its 2018 Annual Meeting of Stockholders at the offices of Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, on May 10, 2018 at 2:00 p.m. local time. We are holding the meeting for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect the five (5) director nominees named in this Proxy Statement to the Celcuity Board of Directors, to serve until the earlier of the next annual meeting of stockholders, such director’s successor has been duly elected, or such director’s death, resignation or removal;

2.	To ratify the appointment by the Audit Committee of Celcuity’s Board of Directors of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2018;

3.	To approve, on a non-binding and advisory basis, named executive officer compensation;

4.	To recommend, on a non-binding and advisory basis, the frequency of votes on named executive officer compensation;

5.	To approve the Company’s 2017 Stock Incentive Plan;

6.	To approve the Company’s 2017 Employee Stock Purchase Plan;

7.	To approve an amendment to our Certificate of Incorporation to decrease the authorized number of shares of the Company’s Common stock from 45,000,000 shares to 25,000,000 shares and to reduce the authorized number of shares of the Company’s preferred stock from 5,000,000 shares to 2,500,000 shares; and

8.	To transact any other business as may properly come before the meeting or any adjournments thereof, including matters incident to the conduct of the meeting.

Holders of record of our common stock at the close of business on March 15, 2018 will be entitled to vote at the meeting or any adjournments thereof. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report on Form 10-K for the year ended December 31, 2017 also accompanies this Notice.

You can vote your shares by completing and returning the enclosed proxy card.

By Order of the Board of Directors,

/s/ Brian F. Sullivan

Chairman of the Board of Directors,
Chief Executive Officer

March 27, 2018

Your vote is important. To vote your shares, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed return envelope. The prompt return of proxies will save us the expense of further requests for proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 10, 2018:

The notice, proxy statement, form of proxy, and Annual Report on Form 10-K are available on the Investor Relations section of the Celcuity Inc. website at http://www.Celcuity.com/company/investor-relations/

CELCUITY INC.

16305 36th Avenue North, Suite 450

Minneapolis, MN 55446

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 10, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Celcuity Inc., a Delaware corporation, (“Celcuity” the “Company,” “we,” “our” or “us”) for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Celcuity corporate offices, 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, at 2:00 p.m. local time on May 10, 2018.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are:

1.	To elect the five director nominees named in this Proxy Statement to the Celcuity Board of Directors, to serve until the earlier of the next annual meeting of stockholders, such director’s successor has been duly elected, or such director’s death, resignation or removal;

2.	To ratify the appointment by the Audit Committee of Celcuity’s Board of Directors of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2018;

3.	To approve, on a non-binding and advisory basis, named executive officer compensation;

4.	To recommend, on a non-binding and advisory basis, the frequency of votes on named executive officer compensation;

5.	To approve the Company’s 2017 Stock Incentive Plan;

6.	To approve the Company’s 2017 Employee Stock Purchase Plan;

7.	To approve an amendment to our Certificate of Incorporation to decrease the authorized number of shares of the Company’s Common stock from 45,000,000 shares to 25,000,000 shares and to reduce the authorized number of shares of the Company’s preferred stock from 5,000,000 shares to 2,500,000 shares; and

8.	To transact any other business as may properly come before the meeting or any adjournments thereof, including matters incident to the conduct of the meeting.

Action may be taken on any one of the foregoing proposals on the date specified above for the Annual Meeting, or on any date or dates to which the Annual Meeting may be adjourned.

This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March 27, 2018.

Solicitation

This solicitation is made by Celcuity. Celcuity will pay the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, we may solicit proxies personally or by telephone, facsimile or other means of communication by our directors, officers and employees. These persons will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. We will not specifically engage any employees or paid solicitors for the purpose of soliciting proxies for the Annual Meeting. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

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Record Date and Shares Outstanding

Only holders of record of our common stock at the close of business on March 15, 2018 will be entitled to vote at the Annual Meeting or any adjournments thereof. There were 10,106,464 shares of our common stock $0.001 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. Ballots will be passed out during the Annual Meeting to all holders of record who wish to vote in person at the Annual Meeting.

If you hold your shares in street name, meaning that your shares are held in the name of a broker, bank, trust or other nominee as custodian, you may vote by completing the voting instruction form provided to you by your broker or nominee. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or nominee.

Quorum

A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before any action can be taken by the stockholders at the Annual Meeting. Abstentions and withheld votes are counted as present and entitled to vote for purposes of determining a quorum.

Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, which includes ratification of the appointment of our independent registered public accounting firm (Proposal 2). All other proposals in this Proxy Statement are considered “non-routine.” Your broker will not be able to vote your shares on non-routine matters being considered at the Annual Meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.” Broker non-votes will be considered present for quorum purposes at the Annual Meeting.

So long as a quorum is present at the beginning of the Annual Meeting, the stockholders present may continue to transact business until adjournment, even if enough stockholders have left the meeting to leave less than a quorum, and even if any stockholder present in person or by proxy refuses to vote or participate in the Annual Meeting. If the Annual Meeting is adjourned for any reason, the approval of the proposals may be considered and voted upon by stockholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original Annual Meeting except for any proxies that have been properly withdrawn or revoked.

Board Recommendation and Voting of Proxies

The Board recommends a vote:

•	FOR the election of each of the nominated directors (Proposal 1).

•	FOR the ratification of the appointment of Boulay PLLP as our independent registered public accounting firm for the current fiscal year (Proposal 2).

•	FOR the approval, by a non-binding and advisory vote, of named executive officer compensation (Proposal 3).

•	FOR the one-year recommendation, by a non-binding and advisory vote, for the frequency of votes on named executive officer compensation (Proposal 4);

•	FOR the approval of the Company’s 2017 Stock Incentive Plan (Proposal 5).

•	FOR the approval of the Company’s 2017 Employee Stock Purchase Plan (Proposal 6).

•	FOR the approval of an amendment to our Certificate of Incorporation to decrease the authorized number of shares of the Company’s common stock authorized from 45,000,000 shares to 25,000,000 shares and to reduce the authorized number of shares of the Company’s preferred stock from 5,000,000 shares to 2,500,000 shares (Proposal 7).

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If you complete and submit your proxy before the meeting, the persons named as proxy agents will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy agents will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Vote Required

Assuming a quorum is present, a plurality of the votes cast is required for the election of directors. This means that the five director nominees with the most votes will be elected. If you withhold authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. If you hold your shares in street name and do not provide instructions to your brokerage firm, your broker will not have discretionary voting power with respect to the proposal to elect directors and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed votes cast, they will have no effect on the outcome of the election.

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to ratify the appointment of Boulay PLLP as our independent registered public accounting firm. If you mark “Abstain” on your proxy card with respect to this proposal, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in street name and do not provide instructions to your brokerage firm, your broker will have discretionary authority with respect to the proposal to ratify the selection of our independent registered public accounting firm, and will vote your shares in accordance with the recommendation of the Board.

Assuming a quorum is present, the alternative for the frequency of votes on named executive officer compensation receiving the greatest number of votes from shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote relative to the votes cast for the other alternatives will be deemed the alternative recommended by the stockholders. If you mark “Abstain” on your proxy card with respect to the other proposals, your vote will have no effect on the outcome of this proposal. If you hold your shares in street name and do not provide instructions to your brokerage firm, your broker will not have discretionary voting power with respect to the proposal to approve the frequency of votes for named executive officer compensation and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed entitled to vote, they will have no effect on the outcome of the proposals.

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve each of the other proposals. If you mark “Abstain” on your proxy card with respect to the other proposals, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in street name and do not provide instructions to your brokerage firm, your broker will not have discretionary voting power with respect to such proposals and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed entitled to vote, they will have no effect on the outcome of the proposals.

Votes on approval of compensation of our named executive officers, and on frequency of votes on named executive officer compensation are advisory votes, which mean that the results of the votes are not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Revocability of Proxies

Any person giving a proxy for the Annual Meeting has the power to revoke it at any time before it is voted by one of the following ways: (1) sending a written notice of revocation dated after the date of the proxy to our Corporate Secretary, Lance G. Laing, Celcuity Inc., 16305 36th Avenue North, Suite 450, Minneapolis, MN 55446; (2) submitting a properly signed proxy with a later date to our Corporate Secretary; or (3) attending the Annual Meeting and voting in person.

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If a broker, bank or other nominee holds your shares, you must contact it in order to find out how to revoke your proxy. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy in this situation.

Other Business

Although the notice of Annual Meeting provides for the transaction of such other business as may properly come before the Annual Meeting, our Board currently has no knowledge of any matters to be presented at the Annual Meeting other than those referred to in this Proxy Statement and on the enclosed form of proxy. The enclosed form of proxy gives discretionary authority to the proxy agents named therein to vote in accordance with the recommendation of the Board if any other matters are presented.

FINANCIAL INFORMATION

Our 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) including, but not limited to, the balance sheets and the related statements of operations, changes in stockholders’ equity and cash flows for Celcuity for the years ended December 31, 2017 and 2016 accompanies these materials. A copy of the 2017 Annual Report on Form 10-K may be obtained without charge upon request to our Chief Financial Officer. Requests should be directed to Vicky Hahne, Celcuity Inc., 16305 36th Avenue North, Suite 450, Minneapolis, MN 55446. Our 2017 Annual Report on Form 10-K is also available on our website at www.Celcuity.com.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Celcuity’s business and affairs are managed under the direction of the Board. All of our directors are elected at each annual meeting to serve until their successors are duly elected or until their earlier death, resignation or removal. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason (none being presently known), the proxy agents named in the proxy will have discretionary authority to vote, pursuant to the proxy, for a suitable substitute or substitutes selected in accordance with the best judgment of the proxy agents.

Nominees for Election

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the five persons named in the table below for election as directors at the Annual Meeting.

Name of Nominee	Age	Position Held with Celcuity Inc.	Director Since
Maureen Cronin	65	Director	2017
David F. Dalvey	59	Director	2014
Lance G. Laing	56	Director, Chief Science Officer, Vice President, and Secretary	2012
Richard J. Nigon	70	Director	2017
Brian F. Sullivan	56	Chairman of the Board and Chief Executive Officer	2012

The Board has determined that each of Maureen Cronin, David F. Dalvey, and Richard J. Nigon qualifies as an independent director under the rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”). Accordingly, the Board is and will be composed of a majority of independent directors.

Set forth below with respect to each director or nominee standing for election at the 2018 Annual Meeting are the principal occupation and business experience during at least the past five years, the names of other publicly held companies of which they serve or have served as a director during such period, as well as the experience, qualifications, attributes or skills that has led the Board to conclude that each nominee should serve as a director of the Company.

Maureen Cronin, Ph.D., age 65, recently retired as Executive Director of Research Informatics at Celgene Corporation, where she served beginning 2012. Dr. Cronin’s career spans more than 25 years in biotechnology research and development and drug discovery research. She has served at seven biotechnology or molecular diagnostics startups, including service as a senior research executive at two leading oncology precision medicine diagnostics companies. From 2001 to 2010, she was Vice President of Research at Genomic Health, Inc. and from 2010 to 2012, she was Vice President of Research and Development at Foundation Medicine, Inc. Her technology research and development career began at Affymetrix (purchased by Thermo Fisher). She currently serves as a director of a privately-held company. She received her doctorate in physiology and pharmacology from University of California, San Diego as a Regents’ Fellow and completed a UCSD post-doctoral fellowship at the San Diego VA Hospital. She has been named an inventor on 17 U.S. and 11 European patents and has authored or coauthored more than 40 peer reviewed publications. Her work at diagnostics and drug development companies gives her unique expertise and experience in developing and delivering precision medicine tests. Among other attributes, skills, and qualifications, the board of directors believes Ms. Cronin is uniquely qualified to serve as a director based on her significant diagnostics research and applied scientific expertise.

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David F. Dalvey, age 59, has served as a member of Celcuity’s board of directors since February 2014. Mr. Dalvey has more than 30 years of experience in the fields of corporate finance and venture capital, working primarily with growth-oriented technology and life-science businesses. He has over 10 years of corporate finance advisory experience with two national investment banks, completing over 150 individual transactions. He has been the General Partner of Brightstone Venture Capital, a venture capital management company, since September 2000. Brightstone is a 25-year old venture capital management company that has raised and managed ten venture partnerships. Previously, he held management positions with R.J. Steichen and Company, an investment bank, from 1995 to 2000, The Food Fund LP, a venture capital firm, from 1992 to 1995 and Wessels, Arnold & Henderson, an investment bank, from 1987 to 1992. Mr. Dalvey served on the board of directors for Navarre Corporation (now Speed Commerce, Inc.) from 2009 until November 2012, on the board of managers for Blue Rock Market Neutral Fund, a mutual fund registered under the Investment Company Act of 1940 from 2000 to 2014 and on the board of directors for Digitiliti, Inc. from July 2011 until October 2012. Mr. Dalvey has significant operational exposure as a board director or advisor to many other public and privately held growth businesses and has served on these companies’ audit, strategic or governance committees, including companies such as HomeSpotter, Definity Health, AppTec Laboratories, CHF Solutions, BiteSquad, Agiliti, and Nature Vision. Mr. Dalvey received a B.S. in Business/Management Economics from University of Minnesota. Among other attributes, skills, and qualifications, the board of directors believes Mr. Dalvey is uniquely qualified to serve as a director based on his leadership experience in operating both public and private companies and his experience working in the investment community and with investment firms enable him to bring valuable insight and knowledge to our board of directors.

Lance G. Laing, Ph.D., age 56, is our co-founder and has served as Chief Science Officer, Vice President, Secretary and Director since we commenced operations in 2012. Dr. Laing’s career spans more than 15 years in drug discovery research and technology development. He received his doctorate in biophysics and biochemistry from The Johns Hopkins University and completed a National Institutes of Health post-doctoral fellowship at Washington University Medical School. He has received 17 U.S. patents and has an additional 24 U.S. patents pending. His drug discovery research career began at Scriptgen/Anadys Pharmaceuticals (purchased by Novartis), where he worked under Professor Peter Kim, who became President of Merck Research. He also was Director of Chemistry and Bioapplications and Director of Detection Product Development for two companies that each developed instruments similar to those Celcuity uses to perform the CELx tests. His work at these two instrument companies gave him unique expertise and experience in developing a variety of patented applications for these instruments. Most recently, he served as an executive director for an international drug discovery and development company. Among other attributes, skills, and qualifications, the board of directors believes Dr. Laing is uniquely qualified to serve as a director based on his significant research, medical and scientific expertise.

Richard J. Nigon, age 70, is currently Senior Vice President of Cedar Point Capital, LLC, a private company that raises capital for early stage companies, where he has served since 2007. Mr. Nigon has also been a board member for Tactile Systems Technology since September 2012 and Northern Technologies International Corp. since February 2010, including its non-executive Chairman of the board of directors since November 2012. Mr. Nigon also serves as a director of several private companies. Mr. Nigon previously served as a board member for Vascular Solutions, Inc. from November 2000 to February 2017, when it was acquired by Teleflex, Incorporated and as a board member for Virtual Radiologic Corporation from May 2007 until it was acquired in July 2010. From February 2001 until December 2006, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard, a privately held investment firm, which was acquired in December 2006 by Stifel Nicolaus, a brokerage and investment banking firm. After that acquisition, Mr. Nigon became a Managing Director of Private Placements of Stifel Nicolaus until May 2007. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young LLP from 1970 to 2000, where he served as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors. We believe Mr. Nigon is qualified to serve on our board of directors because of his extensive public accounting and auditing experience, including particular experience with emerging growth companies. We also believe that he will bring to the board of directors a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements and mergers and acquisitions. His strategic planning expertise gained through his management and leadership roles at private investment firms also makes him well-suited to serve as a member of our board of directors.

Brian F. Sullivan, age 56, is our co-founder and has served as Chairman of the Board and Chief Executive Officer since we commenced operations in 2012. Mr. Sullivan has over 25 years of experience founding and building successful, high growth technology companies. He was Chairman and CEO of SterilMed, a medical device reprocessing company, from 2003, when he led an investment group to acquire a majority interest, until its sale to Ethicon Endo-Surgery Inc., a Johnson & Johnson company, for $330 million in 2011. Previously, he was co-founder and Chief Executive Officer of Recovery Engineering, a filtration company, which he took public and subsequently sold to Procter & Gamble for $265 million in 1999. Since 2003, Mr. Sullivan has served on the board of directors of Entegris, Inc., a publicly-held company. Mr. Sullivan has received four U.S. patents and has several pending. He graduated magna cum laude with distinction from Harvard College with an A.B. in economics. Among other attributes, skills, and qualifications, the board of directors believes Mr. Sullivan is uniquely qualified to serve as a director based on his extensive operational and business development experience, and his knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process.

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2
RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Boulay LLP (“Boulay”), independent registered public accounting firm, has reported on the Company’s financial statements for the years ended December 31, 2017, and 2016. The Audit Committee selected Boulay as the Company’s independent registered public accounting firm for 2018 and has also reviewed and approved the scope and nature of the services to be performed for Celcuity by that firm. Representatives of Boulay are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with Boulay for fiscal year 2018 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of Boulay is not ratified by the majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit Committee will reconsider whether to retain Boulay, and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of Boulay regularly attend meetings of the Audit Committee. The Audit Committee preapproves and reviews audit and non-audit services performed by Boulay as well as the fees charged by Boulay for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2017 and 2016, we did not obtain any of these prohibited services from Boulay. Celcuity uses other accounting firms for these types of non-audit services. For additional information concerning the Audit Committee and its activities with Boulay, see “Corporate Governance” and “Report of the Audit Committee” below.

Audit Fees

Audit and Non-Audit Services and Fees Billed to Company by Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered for fiscal years 2017 and 2016. Boulay audited the Company’s financial statements for fiscal year 2017 and 2016.

	2017	2016
Audit Fees	$56,339	$27,800
Audit-Related Fees	-	-
Tax Fees	2,900	-
All Other Fees	55,825	-
Total	$115,064	$27,800

Audit Fees.  The fees identified under this caption were for professional services rendered for years ended 2017 and 2016 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q.  The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

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Audit-Related Fees.  The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.”  This category may include fees related to the performance of audits and attestation services not required by statute or regulations, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees.  The fees identified under this caption were for tax compliance, tax planning, tax advice and corporate tax services.  Corporate tax services encompass a variety of permissible services, including technical tax advice related to tax matters; assistance with withholding-tax matters; assistance with state and local taxes; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

All Other Fees.  The fees identified under this caption were primarily for services related to the Company’s Registration Statement on Form S-1 in 2017.

Approval Policy.  The charter of the Audit Committee requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit Committee is posted on the Company’s web site http://www.Celcuity.com under “Investors – Corporate Governance”. We formed our Audit Committee in connection with becoming a public company in 2017. All fees listed in 2017 that were incurred after formation of our Audit Committee received pre-approval by the Audit Committee. In addition, the Audit Committee has reviewed all other fees listed as paid for in 2017 and 2016 and concluded that such fees were in accordance with the Audit Committee’s policies and procedures. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to ratify the appointment of Boulay as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL NO. 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, or Exchange Act, requires companies to provide their stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers. We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (“JOBS Act”), and are therefore not required to provide our stockholders with this opportunity. However, because we seek to closely align the interests of our named executive officers with the interests of our stockholders, our Board is nonetheless requesting our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the summary compensation table and the other related tables and disclosure.”

While the Board and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers in this Proposal, the Board and the Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns.

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the compensation of our named executive officers. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4

RECOMMENDATION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act also provide that companies must provide their stockholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules. We are an “emerging growth company” as defined under the JOBS Act, and are therefore not required to provide our stockholders with this opportunity. Notwithstanding the foregoing, our Board of Directors desires to provide our stockholders the opportunity to vote on a non-binding, advisory basis, on frequency of future advisory votes of the compensation of our named executive officers.

By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board recommends advisory votes on the compensation of the Company’s named executive officers every year. The Board believes that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee in this important area and will confirm the Company’s commitment to frequent and transparent communications with its stockholders.

Assuming a quorum is present, the alternative for the frequency of votes on named executive officer compensation receiving the greatest number of votes from shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote relative to the votes cast for the other alternatives will be deemed the alternative recommended by the stockholders. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ONE YEAR AS THE FREQUENCY FOR THE VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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PROPOSAL 5

APPROVAL OF THE COMPANY’S 2017 STOCK INCENTIVE PLAN

General

We are seeking stockholder approval of the Celcuity Inc. 2017 Stock Incentive Plan, or 2017 Plan. The 2017 Plan was adopted by our Board on September 6, 2017, subject to stockholder approval.

A general description of the 2017 Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which may be obtained without charge upon written request to our Chief Financial Officer.

Description of the Plan

Purpose. The purpose of the 2017 Plan is to advance the interests of the Company and its stockholders by enabling us to attract and retain persons of skill and ability to perform services for the Company by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement of our economic objectives. As of December 31, 2017, 36 individuals were eligible for selection to receive awards under the Plan.

Shares Available. We have reserved 750,000 shares of our common stock to be issued under our 2017 Plan. The number of shares reserved for issuance under our 2017 Plan will increase automatically on January 1 of each of 2019 through 2027 by the number of shares equal to 1.0% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31. However, our Board may reduce the amount of the increase in any particular year. In addition, the following shares will again be available for grant and issuance under our 2017 Plan:

•	shares subject to options or stock appreciation rights granted under our 2017 Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares subject to awards granted under our 2017 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2017 Plan that otherwise terminate without shares being issued; and

•	shares surrendered, cancelled or exchanged for cash or a different award (or combination thereof).

Awards Available. Our 2017 Plan authorizes the award of stock options, restricted stock awards, or RSAs, stock appreciation rights, or SARs, restricted stock units, or RSUs, performance awards and stock bonuses. No person will be eligible to receive more than 250,000 shares in any calendar year under our 2017 Plan other than a new employee of ours, who will be eligible to receive no more than 500,000 shares under the 2017 Plan in the calendar year in which the employee commences employment. No more than 750,000 shares will be issued pursuant to the exercise of incentive stock options.

Our 2017 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors are natural persons that render services not in connection with the offer and sale of securities in a capital-raising transaction. The awards granted may vest based on time and/or achievement of performance conditions.

Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant. The maximum term of options granted under our 2017 Plan is ten years.

A RSA is a grant by us of shares of our common stock subject to restrictions. The price (if any) of an RSA will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

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SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

Performance shares are performance awards that cover a number of shares of our common stock that may be settled in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

Stock bonuses may be granted as additional compensation for service or performance and, therefore, will not be issued in exchange for cash.

Transferability. Awards granted under our 2017 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our Compensation Committee. Unless otherwise permitted by our Compensation Committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2017 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such longer period as our Compensation Committee may provide. Options generally terminate immediately upon termination of employment for cause.

Certain Adjustments. In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2017 Plan, the maximum number of shares that can be granted in a calendar year and the number of shares and exercise price, if applicable, of all outstanding awards under our 2017 Plan.

Change of Control and Other Corporate Events. Our 2017 Plan provides that, in the event of specified types of mergers or consolidations, a sale, lease, or other disposition of all or substantially all of our assets or other corporate transactions, outstanding awards under our 2017 Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our 2017 Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities (or a combination thereof) of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. Our Board or its Compensation Committee has the discretion to provide that a stock award under our 2017 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2017 Plan will not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. In the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full upon the consummation of the corporate transaction.

Termination; Amendment. Our 2017 Plan will terminate ten years from the date our Board adopted the plan, unless it is terminated earlier by our board of directors. Our Board may amend or terminate our 2017 Plan at any time. Our Board generally may amend our 2017 Plan, without stockholder approval unless required by applicable law.

Plan Administration. Our 2017 Plan is administered by our Compensation Committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our Board acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our 2017 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

New Plan Benefits

The awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the 2017 Plan. Therefore, a New Plan Benefits Table has not been provided.

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the Company’s 2017 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPANY’S 2017 STOCK INCENTIVE PLAN.

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PROPOSAL 6

APPROVAL OF THE COMPANY’S 2017 EMPLOYEE STOCK PURCHASE PLAN

General

We are seeking stockholder approval of the Celcuity Inc. 2017 Employee Stock Purchase Plan, or ESPP. The ESPP was adopted by our Board on September 6, 2017, subject to stockholder approval. If our stockholders do not approve the ESPP, it will be terminated and all contributions returned to the participants without the purchase of any shares.

A general description of the ESPP is set forth below, but such description is qualified in its entirety by reference to the full text of the ESPP, a copy of which may be obtained without charge upon written request to our Chief Financial Officer.

Description of the Plan

Purpose. The purpose of our employee stock purchase plan, or ESPP, is to provide our employees with an opportunity to purchase shares of our common stock through periodic payroll deductions.

Shares Available. We have reserved a total of 100,000 shares for issuance under the ESPP, none of which have been issued as of the date of this Proxy Statement. The number of shares authorized and reserved for issuance under the ESPP will be automatically increased on the first day of each of our fiscal years beginning in 2019 by the number of shares equal to 0.5% of the total outstanding number of shares of common stock. However, our Board may reduce the amount of the increase in any particular year. Unless terminated earlier by our Board, our ESPP will terminate on September 6, 2027.

Eligibility. All employees are eligible to participate in the ESPP unless they are employed for less than 20 hours per week or own 5% or more of the total combined voting power or value of our common stock. As of December 31, 2017, 18 of our 21 full-time employees participated in the Plan.

Purchasing Shares. The ESPP is administered using overlapping 24 month offering periods, (each referred to as an Offering Period). A new Offering Period begins every six months on May 1 and November 1 of each year. Eligible employees must complete a subscription agreement prior to the first day of an Offering Period, or the Offering Date, to participate in an Offering Period. The subscription agreement must include the percentage of the employee’s regular cash compensation that he or she would like to deduct from their payroll check during each pay period. Employees may deduct 1% to 10% of their regular cash compensation from each payroll check to apply to the ESPP.

Each Offering Period has four (4) six-month Purchase Periods (each referred to as a Purchase Period), which begin on May 1 and November 1 of each year. Employee payroll deductions for participating employees are accumulated until the last day of each Purchase Period, currently April 30 and October 31, or the Purchase Date. On the Purchase Date, the employee’s payroll deductions are used to purchase shares of common stock at 85% of the fair market value of a share of common stock on either the Offering Date or the Purchase Date, whichever is lower. If the Purchase Date has a lower price, the employee will automatically be placed in the Offering Period beginning immediately after the Purchase Date.

The ESPP places a limit on the value and number of shares of common stock each employee may purchase. Each employee may purchase a maximum of 2,000 shares per Purchase Period and a maximum of 8,000 shares per Offering Period. The fair market value of shares of common stock purchased by each employee cannot exceed $25,000 in any calendar year.

Withdrawal and Termination. By giving written notice, each employee may withdraw the entire amount accumulated under the ESPP during a Purchase Period prior to the Purchase Date. Upon an employee’s termination of employment for any reason, including retirement or death, the employee’s participation in the ESPP is automatically terminated.

If the Company is dissolved or liquidated, any Purchase Period or Offering Period will terminate immediately prior to the dissolution or liquidation. If we sell substantially all of our assets to another company or engage in a merger or consolidation where our stockholders will own less than 50% of shares of stock in the resulting company, the ESPP will either be assumed by the successor entity or a new Purchase Date will be set before the transaction is completed, after which the ESPP will terminate.

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Plan Administration. The Board, or a committee appointed by them, interprets, supervises and administers the ESPP and has the authority to adopt, amend and rescind any rules governing the ESPP so long as they are consistent with the terms of the ESPP. For example, the Board has the ability to change the duration and frequency of Offering Periods and Purchase Periods as well as the maximum and minimum percentages of regular cash contribution employees may contribute to purchase stock. Additionally, in the event of reorganization, recapitalization, consolidation, merger or other increase or reduction in the number of shares of common stock outstanding, the Board has the discretion to adjust the number of shares reserved under the ESPP as well as the price paid per share for common stock purchased under the ESPP.

Plan Benefits. Two of our executive officers, Brian F. Sullivan and Lance G. Laing, are not eligible to participate in the ESPP because each of them owns more than 5% of our common stock. Our other executive officers and employees have the ability to determine how much of their cash compensation they would like to allocate to the Plan, subject to the limits described above. They also have the ability to opt-out of the Plan at any time. As a result, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our other executive officers and employees under the ESPP.

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the Company’s 2017 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPANY’S 2017 EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL 7

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK

Our Board has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to decrease the number of authorized shares of our common stock and preferred stock, $0.001 par value per share, from 45,000,000 shares to 25,000,000 shares, and from 5,000,000 shares to 2,500,000 shares, respectively. As of March 15, 2018, 10,106,464 shares of our common stock were issued and outstanding and no shares of preferred stock were outstanding.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s assets, the number of total outstanding shares and the number of authorized shares of capital stock. The greater the difference between the number of shares authorized and the number of shares outstanding, the greater the tax liability. Our Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of capital stock, including up to 45,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. The currently authorized shares of our capital stock greatly exceeds the currently outstanding shares of capital stock. In order to reduce our Delaware franchise tax liability, our Board has determined that it is in our best interest and that of our stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 45,000,000 shares to 25,000,000 shares, and to decrease the number of authorized shares of our preferred stock from 5,000,000 shares to 2,500,000 shares. If our authorized shares were as proposed, the Delaware franchise taxes applicable to us for the calendar year 2017 would be approximately $25,000 less (assuming a full year of such taxes applied). Subject to changes in the franchise tax rates by Delaware and the amount of our assets, we believe this proposed amendment to our Certificate of Incorporation will result in similar annual Delaware franchise tax savings in the future. If our stockholders approve this proposal, our Board currently intends to file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware (in the form attached as Appendix A) to decrease the number of authorized shares of our common stock immediately following stockholder approval. If this proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect. All authorized but unissued shares of our common stock will be available for issuance from time to time for any proper purpose approved by our Board (including issuance in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or effect acquisitions). Other than issuing sufficient shares to cover equity grants under our 2012 Equity Incentive Plan, 2017 Stock Incentive Plan, 2017 Employee Stock Purchase Plan and currently outstanding warrants to purchase our common stock, there are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this matter at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation to decrease the number of authorized shares of our capital stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK.

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CORPORATE GOVERNANCE

Our Board believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensuring that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. Our Board has adopted the Celcuity Inc. Code of Ethical Business Conduct for Senior Financial Officers and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Ethical Business Conduct for Senior Financial Officers and the Charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, as amended from time to time, are available on the Company’s website at http://www.Celcuity.com under “Investors – Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Board of Directors

Our bylaws provide that the size of our Board will be determined from time to time by resolution of our Board. The Board has determined that Maureen Cronin, David G. Dalvey, and Richard J. Nigon are independent directors under the Nasdaq Listing Rules. Under our corporate bylaws, a director elected for an indefinite term serves until the next regular meeting of the stockholders and until the director’s successor is elected, or until the earlier death, resignation or removal of the director. Our bylaws provide that members of our Board will be elected by a plurality vote of our stockholders.

Board Leadership Structure

Our bylaws provide our Board with flexibility to combine or separate the positions of Chairman of our Board and Chief Executive Officer and/or the implementation of a presiding or lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the company. Mr. Sullivan, our Chief Executive Officer, is the Chairman of our Board. We believe that this leadership structure is appropriate at this time because:

•	it promotes unified leadership and direction for the Company;

•	it allows for a single, clear focus for management to execute the Company’s strategic initiatives and business plans;

•	our Chief Executive Officer is in the best position to chair board meetings and to ensure that the key business issues and risks facing the Company are brought to the Board’s attention; and

•	we can more effectively execute our strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Family Relationships

Dr. Laing, our Chief Science Officer and Director, is a brother-in-law of Mr. Sullivan, our Chairman and Chief Executive Officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Risk Oversight

Our Board has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees, but retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board delegates to the Audit Committee oversight responsibility to review our code of ethics, including whether the code of ethics is successful in preventing illegal or improper conduct, and our management’s risk assessments and management’s financial risk management policies, including the policies and guidelines used by management to identify, assess and manage our exposure to financial risk. Our Compensation Committee assesses and monitors any major compensation-related risk exposures and the steps management should take to monitor or mitigate such exposures.

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Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act, the rules of the SEC promulgated thereunder, and the Nasdaq Listing Rules. In the event that any changes are made or any waivers from the provisions of the code of ethics are made, these events would be disclosed on our website or in a report on Form 8-K within four business days of such event. The code of ethics is posted on our website at www.Celcuity.com. Copies of the code of ethics can be provided free of charge upon written request directed to Investor Relations, Celcuity Inc., 16305 36th Avenue North, Suite 450, Minneapolis, Minnesota 55446.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2017, our Board met three times. During 2017, all directors attended 100% of the meetings that occurred during each director’s service on the Board.

The standing committees of our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2017, the Audit Committee met once, the Compensation Committee met once and the Nominating and Corporate Governance Committee met once, and all directors attended 100% of the meetings of each committee on which they served.

Executive Sessions; Attendance at Annual Meeting of Stockholders

The independent members of the Board periodically meet outside the presence of management. The Audit Committee has adopted a policy of meeting in executive session, without management being present, on a regular basis. During 2017, the members of the Audit Committee met in executive session once.

It is the policy of the Board that each member of the Board should attend our annual meetings of stockholders whenever practical and that at least one member of the Board must attend each annual meeting.

Audit Committee

We have established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary duties and responsibilities of our Audit Committee are to oversee (1) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (2) our systems of internal controls; (3) our code of ethics and business conduct; and (4) our compliance with legal and regulatory requirements. In addition, our Audit Committee appoints and monitors the independence, qualifications and performance of our independent auditors, provides an avenue of communication between our independent auditors, management and the Board and reviews and approves related party transactions as required by the Nasdaq Listing Rules.

Ms. Cronin, Mr. Dalvey and Mr. Nigon are the members of our Audit Committee. The members of the Audit Committee are “independent directors” as that term is defined in Rules 5605(a)(2), 5605(c)(2)(A), and Rule 10A-3 of the Nasdaq Listing Rules as promulgated under the Exchange Act. The Board has determined that Mr. Nigon and Mr. Dalvey are each an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Capital Market.

Compensation Committee

We have established a Compensation Committee. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also reviews and makes recommendations to the Board with respect to director compensation and administers the issuance of stock options, restricted stock and other awards under our equity compensation plans. The Compensation Committee reviews and prepares the necessary compensation disclosures required by the SEC. Additionally, the Compensation Committee reviews and evaluates, on an annual basis, the Compensation Committee charter and performance.

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Our Compensation Committee has approved the compensation arrangements currently in place for our named executive officers. The Compensation Committee evaluates the performance of our Chairman and Chief Executive Officer and determines his compensation based on this evaluation without our Chairman and Chief Executive Officer present during voting or deliberations on his compensation. With respect to the other named executive officers, the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer as to performance evaluations and recommended compensation arrangements.

The Compensation Committee may approve executive compensation arrangements or, in its discretion, may recommend such matters to the full Board for approval. All executive compensation is based on assessments of executive performance, which are prepared by the Compensation Committee and submitted to the full Board for review and discussion. All Compensation Committee recommendations regarding director compensation are subject to approval by the full Board. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee.

Ms. Cronin, Mr. Dalvey and Mr. Nigon are the members of our Compensation Committee. The Compensation Committee charter requires that members of the Compensation Committee be “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act and “outside directors” under Section 162(m) of the Code, and be free from any other relationship that would interfere with the exercise of independent judgment as a member of the committee.

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee. Ms. Cronin, Mr. Dalvey and Mr. Nigon are the members of our Nominating and Corporate Governance Committee. The nominating and corporate governance committee charter requires that members of the committee be “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The principal functions of the Nominating and Corporate Governance Committee are to:

•	develop and recommend to the Board minimum qualifications for director nominees;

•	identify and evaluate potential candidates for the Board and committee positions;

•	recommend to the Board a slate of nominees for election as directors at our annual meetings of stockholders;

•	recommend to the Board individuals to be appointed to the board of directors in connection with vacancies or newly created director positions and the termination of directors for cause or other appropriate reasons;

•	review the size and composition of the Board and its committees;

•	oversee our corporate governance practices;

•	evaluate and make recommendations regarding stockholder proposals submitted to the Board for inclusion in the company’s proxy statement; and

•	develop, recommend and oversee an annual self-evaluation process for the Board and its committees.

QUALIFICATIONS OF CANDIDATES FOR ELECTION TO THE BOARD

The Nominating and Corporate Governance Committee identifies and recommends candidates it believes are qualified to stand for election as directors of Celcuity or to fill any vacancies on the Board. In identifying director candidates, the Nominating and Corporate Governance Committee may retain third party search firms.

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In order to evaluate and identify director candidates, the Nominating and Corporate Governance Committee considers the suitability of each director candidate, including the current members of the Board, in light of the current size, composition and current perceived needs of the Board. The Nominating and Corporate Governance Committee seeks highly qualified and experienced director candidates and considers many factors in evaluating such candidates, including issues of character, judgment, independence, background, age, expertise, diversity of experience, length of service and other commitments. Additionally, while the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it seeks to have a Board that is diverse in these factors and gives due consideration to contributions to diversity on the Board when evaluating the qualifications of any potential director candidate. The Nominating and Corporate Governance Committee does not assign any particular weight or priority to any of these factors. The Nominating and Corporate Governance Committee has established the following minimum requirements for director candidates: being able to read and understand fundamental financial statements; having at least 10 years of relevant business experience; having no identified conflicts of interest as a director of Celcuity; having not been convicted in a criminal proceeding other than traffic violations during the ten years before the date of selection; and being willing to comply with any code of ethics of the Company. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

The Nominating and Corporate Governance Committee may review director candidates by reviewing information provided to it, through discussions with persons familiar with the candidate, or other actions that the Nominating and Corporate Governance Committee deems proper. After such review and consideration, the Nominating and Corporate Governance Committee designates any candidates who are to be interviewed and by whom they are to be interviewed. After interviews, the Nominating and Corporate Governance Committee recommends for Board approval any new directors to be nominated.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to nominate a qualified candidate for the 2019 annual meeting must submit such nomination in writing to Celcuity Inc., 16305 36th Avenue North, Suite 450, Minneapolis, MN 55446, Attention: Corporate Secretary, in accordance with the stockholder proposal requirements summarized in the section titled “Stockholder Proposals” below.

BOARD OF DIRECTOR VACANCIES

Our bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board are permitted to be set only by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may contact our Board, or any Committee of our Board, by regular mail at Celcuity Inc., Attention: Chief Executive Officer, 16305 36th Avenue North, Suite 450, Minneapolis, MN 55446. All communications will be reviewed by management and then forwarded to the appropriate director or directors or to the full Board, as appropriate.

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DIRECTOR COMPENSATION

Our non-employee director received no compensation for the year ended December 31, 2016. During fiscal year 2017, Celcuity’s non-employee directors received compensation in the form of an equity award with a fair market value of $85,200. The directors received the equity award in the form of a restricted stock grant or stock options. Ms. Cronin received the equity award in the form of a restricted stock grant and Mr. Dalvey and Mr. Nigon received the equity award in the form of a stock option. For the equity award in the form of a restricted stock grant, the number of shares for the grant was 5,250 and was determined by dividing $85,200 by the closing price of a share of the Company’s Common Stock on The Nasdaq Capital Market on October 19, 2017 (rounded up to the next whole share). The restricted stock grant will vest with respect to 100% of the shares on April 30, 2018. For the equity awards in the form of stock options, each option was for 8,200 shares, the number of shares that results in the option having a value of $85,200 as of the date of grant, using the Black Scholes valuation. The stock options have an exercise price equal to the closing price of a share of the Company’s Common Stock on The Nasdaq Capital Market on the date of grant. The stock options will vest and become exercisable with respect to 100% of the shares on April 30, 2018 and will remain exercisable for the remainder of the 10-year term.

For 2018, the Board has adopted the following compensation arrangements for non-employee directors: an equity award with a fair market value of $50,000 to its independent directors under the Company’s 2017 Stock Incentive Plan. The directors may choose to receive the equity award in the form of restricted stock grants or stock options. If the equity awards are in the form of a restricted stock grant, the number of shares for each grant be determined by dividing $50,000 by the closing price of a share of the Company’s Common Stock on The Nasdaq Capital Market on the date of grant (rounded up to the next whole share). The restricted stock grants will vest with respect to 100% of the shares on the date that is twelve months from the date of grant or, if earlier, the date of the next Annual Meeting of Stockholders of the Company. If the equity awards are in the form of stock options, each option will be for the number of shares that results in the option having a value of $50,000 as of the date of grant, using the Black Scholes valuation. The stock options will have an exercise price equal to the closing price of a share of the Company’s Common Stock on The Nasdaq Capital Market on the date of grant. The stock options will vest and become exercisable with respect to 100% of the shares on the date that is twelve months from the date of grant or, if earlier, the date of the next Annual Meeting of Stockholders of the Company, and will remain exercisable for the remainder of the 10-year term.

In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director.

Fiscal Year 2017 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2017. Brian Sullivan, the Company’s Chairman and Chief Executive Officer, and Lance Laing, the Company’s Chief Science Officer, are not included in this table since they are each an employee of the Company, and receive no compensation for their services as a director. They are included in the Summary Compensation Table under “Compensation of Executive Officers” below.

Name	Fees Earned or Paid in Cash	Option Awards (1)	RSU Awards (1)	Total
Maureen Cronin	$0	$0	$85,200	$85,200
David F. Dalvey	$0	$85,200	$0	$85,200
Richard J. Nigon	$0	$85,200	$0	$85,200

(1)	Reflects the aggregate grant date fair value of awards of equity awards to each director during 2017, calculated in accordance with FASB ASC Topic 718. Ms. Cronin received 5,250 shares of restricted stock, and Mr. Dalvey and Mr. Nigon each received an option to purchase 8,200 shares of common stock at an exercise price of $16.23. Refer to “Note 10 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the assumptions used in calculating the award amount.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information regarding the beneficial ownership of Celcuity’s common stock as of March 15, 2018 (except as otherwise indicated) by (i) each person who is known by Celcuity to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of Celcuity; (iii) each director nominee; (iv) each named executive officer of Celcuity; and (v) all executive officers and directors as a group. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares and the business address of each person is c/o Celcuity 16305 36th Avenue North, Suite 450, Minneapolis, MN 55446.

Name and Address	Common Shares Beneficially Owned (1)	Percentage of Common Shares (2)
5% Stockholders
The Globe Resources Group, LLC(3)	680,556	6.7%

Officers and Directors
Maureen Cronin	5,250	*
David F. Dalvey(4)	258,200	2.6%
Vicky Hahne	—	*
Lance G. Laing	1,266,125	12.5%
Richard J. Nigon(5)	121,899	1.2%
Brian F. Sullivan	2,777,274	27.4%
All directors and executive officers as a group (6 individuals)	4,428,748	43.5%

* less than 1%

(1)	The beneficial ownership reported in the table includes shares of common stock the beneficial owners have the right to acquire within 60 days of March 15, 2018 upon the exercise of stock options or warrants as follows: Mr. Sullivan, 21,500 shares; Dr. Laing, 16,125 shares; Dr. Cronin, 5,250 shares, Mr. Dalvey, 8,200 shares, Mr. Nigon, 31,068 shares; and all Directors and Executive Officers as a Group, 82,143 shares.

(2)	Calculated based on 10,106,464 issued and outstanding shares of Celcuity common stock as of March 15, 2018, plus, for each individual, any securities that individual has the right to acquire within 60 days of March 15, 2018.

(3)	The address of The Globe Resources Group, LLC is 8301 E. 21st Street North, Suite 420, Wichita, KS 67206.

(4)	Mr. Dalvey’s beneficial ownership includes 250,000 shares of common stock owned by Brightstone Venture Capital Fund, LP, of which Mr. Dalvey is the General Partner.

(5)	Mr. Nigon’s beneficial ownership includes 20,300 shares of common stock held as trustee of a trust for certain family members. Mr. Nigon disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons considered to be beneficial owners of more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no applicable filings were required, the Company believes that all such filings were filed on a timely basis for the fiscal year 2017, except that Brian F. Sullivan and Lance G. Laing each filed a Form 4 on October 16, 2017 to report the grant of stock options that occurred September 19, 2017.

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EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold, and their current age. Our executive officers are appointed by our Board of Directors to hold office until their successors are elected or their earlier death, resignation or removal.

Name	Age	Positions
Brian F. Sullivan	56	Chairman of the Board and Chief Executive Officer
Lance G. Laing	56	Chief Science Officer, Vice President, Secretary and Director
Vicky Hahne	52	Chief Financial Officer

For biographical information about Brian F. Sullivan and Lance G. Laing, please reference information provided in Proposal 1 entitled “Election of Directors.” Biographical information about Vicky Hahne is as follows:

Vicky Hahne, Chief Financial Officer

Ms. Hahne joined as our Chief Financial Officer in July 2017. She has more than 20 years of financial leadership experience, including the most recent 10 years in the healthcare industry. Prior to joining Celcuity, Ms. Hahne served as Controller of Respiratory Technologies Inc., a medical device manufacturer, from 2015 to 2017. While at Respiratory Technologies, she played a key role in the due diligence process to sell the company to Koninklijke Philips. In 2014, she served as Controller for Ability Network Inc., a healthcare information technology company. From 2007 to 2012, Ms. Hahne served as Controller of Sterilmed Inc., a medical device reprocessing company, where she was significantly involved in the sale of the company to Johnson & Johnson. Prior to these roles, Ms. Hahne held several senior financial positions at SimonDelivers Inc., including Chief Financial Officer. Ms. Hahne has extensive experience in early stage, high growth companies with responsibilities including financial controls and stewardship, financial analysis, mergers and acquisitions, building infrastructure and systems. She received a B.S. degree in Finance and Accounting from Northern State University and received her CPA certificate in 1990.

EXECUTIVE COMPENSATION

Overview

The compensation of our executive officers is structured with the goal of providing a competitive compensation program that will enable us to attract and retain highly-qualified executives, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. Our Chief Executive Officer, Chief Science Officer, and Chief Financial Officer (collectively, our “named executive officers”) are currently compensated with a base salary and milestone-based incentive pay. In addition, we have equity incentive plans and an employee stock purchase plan, under which we grant and have granted options and other equity awards to our named executive officers, employees, directors, consultants and independent contractors. See the “Employee Benefit Plans” subsection below for additional information on these plans.

Milestone Incentive Pay

We provide our named executive officers and other senior managers the opportunity to earn incentive payments under a milestone-based incentive pay program. Payments under the incentive program are based on our achievement of milestones that advance our core business strategy. Milestones currently in effect are the establishment of companion diagnostic, or CDx, development programs with pharmaceutical companies. Future milestones will be established by our Compensation Committee. Each participant is granted the opportunity to earn incentive pay up to a maximum percentage of his or her base salary. The maximum milestone based incentive pay for each of our named executive officers is 40% of base salary. Incentive payments under the incentive program may be made entirely in the form of equity awards or partly in cash and partly in the form of equity awards. Incentive payments equivalent to 40% of base salary were made under the program for the fiscal year 2017 to Mr. Sullivan and Dr. Laing. No incentive payments were made under the program for the fiscal year ended December 31, 2016.

Employment Agreements, Severance and Change in Control Agreements

We have not entered into employment agreements, severance agreements or change-of-control agreements with our named executive officers. Mr. Sullivan, Dr. Laing, and Ms. Hahne, have each entered into a confidentiality, assignment of inventions and non-competition agreement with us, which provides, among other things, that the named executive officer will not engage in a competitive business or solicit our employees or consultants for a period of 24 months after termination of employment.

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Employee Benefit Plans

2012 Equity Incentive Plan. Prior to adopting the 2017 Plan, our 2012 Equity Incentive Plan, or 2012 Plan, was adopted by the board of governors and approved by the members of Celcuity LLC on August 10, 2012, and was subsequently amended on November 12, 2012. We had reserved 625,000 shares of common stock for issuance under our 2012 Plan. As of December 31, 2017, options to purchase 444,873 of these shares were issued and remained outstanding. We have ceased granting any additional awards under the 2012 Plan. However, any outstanding options granted under the 2012 Plan will remain outstanding subject to the terms of our 2012 Plan and the related option agreements until such outstanding options are exercised or until they terminate or expire by their terms. In the event of our merger, consolidation, sale of substantially all assets, liquidation or dissolution or other change of control, the 2012 Plan provides that the Board may accelerate the exercisability of awards, terminate the 2012 Plan and unexercised awards, continue the 2012 Plan with respect to outstanding awards, replace or exchange incentive awards for similar securities of the successor, substitute the awards with similar awards of the successor or provide for cash payment for outstanding awards (net of exercise price).

2017 Stock Incentive Plan. Our 2017 Stock Incentive Plan, or 2017 Plan, was adopted by our Board on September 6, 2017 and became effective September 15, 2017, and is subject to stockholder approval at the 2018 Annual Meeting. Please see Proposal 5 entitled “Approval of the Company’s 2017 Stock Incentive Plan” above for a summary of the 2017 Plan.

2017 Employee Stock Purchase Plan. Our 2017 Employee Stock Purchase Plan, or ESPP, was adopted by our Board on September 6, 2017, subject to stockholder approval at the 2018 Annual Meeting. Please see Proposal 6 entitled “Approval of the Company’s 2017 Employee Stock Purchase Plan” above for a summary of the ESPP.

Retirement Savings Plans. Celcuity maintains an employee benefit plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The company currently does not make matching contributions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity securities authorized for issuance under our equity compensation plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in First column)
Equity compensation plans approved by stockholders(1)	444,873	$6.87	-

Total	444,873	$6.87	-

(1)	Consists of the 2012 Plan. The 2017 Plan and ESPP are excluded from this table in accordance with SEC rules as the plans are subject to the stockholder approval at our 2018 Annual Meeting.

(2)	Warrants to purchase 373,323 shares of Company common stock also remain outstanding. These warrants were not issued as part of an equity compensation plan and are not reflected in this table.

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Summary Compensation Table

The following table summarizes the compensation for fiscal 2017 and 2016 of Celcuity’s Chief Executive Officer and other executive officers:

Name and Principal Position	Year	Salary	Option Awards (2)	Non-Equity Incentive Plan Compensation	Total
Brian F. Sullivan	2017	$231,789	$258,690	$-	$490,479
Chairman and Chief Executive Officer	2016	$214,077	$-	$-	$214,077
Lance G. Laing	2017	$241,577	$174,495	$23,000	$439,072
Chief Science Officer	2016	$214,077	$-	$-	$214,077
Vicky Hahne	2017	$67,904	$315,000	$-	$382,904
Chief Financial Officer (1)

(1)	Ms. Hahne started with the Company as a consultant on May 17, 2017 and became full-time on July 6, 2017.

(2)	Reflects the aggregate full grant date value as determined under ASC Topic 718 – Compensation – Stock Compensation. Refer to “Note 10 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the assumptions used in calculating the award amount.

Outstanding Equity Awards at Fiscal Year End 2017

The following table lists the number of securities underlying stock options outstanding as of December 31, 2017; there were no other awards designated in units or other rights outstanding as of the end of the fiscal year:

		OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Brian F. Sullivan	5/17/2017	21,500	0	$8.40	5/17/2027
Chairman and Chief Executive Officer	9/19/2017	0	8,220	$9.50	9/19/2027

Lance G. Laing	5/17/2017	16,125	0	$8.40	5/17/2027
Chief Science Officer	9/19/2017	0	4,110	$9.50	9/19/2027

Vicky Hahne Chief Financial Officer	5/17/2017	0	37,500	$8.40	5/17/2027

(1)	These options vest as follows in the order in which the options are listed in the above table: Mr. Sullivan – 8,220 on September 19, 2018; Dr. Laing – 4,110 on September 19, 2018; Ms. Hahne – 9,375 on July 1, 2018; 781.25 shares in 36 installments on the 1st of each of month beginning on August 1, 2018 and ending on July 1, 2021.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Cedar Point Capital

Mr. Nigon, a member of our Board, is a broker with Cedar Point Capital, LLC, or Cedar Point. Since January 1, 2016, we have (1) paid Cedar Point $1,654,416 in cash as placement agent commissions in connection with the private placements of an aggregate $8,431,664 of our common units representing membership interests and an aggregate $8,337,500 of our unsecured convertible promissory notes, and (2) in connection with such private placements, issued to Cedar Point warrants to purchase an aggregate 103,864 of our common shares with a weighted average exercise price of  $7.96 per share. Mr. Nigon is a Senior Vice President of Cedar Point, but is not a director, executive officer or equity owner of Cedar Point.

Sale of Unsecured Convertible Promissory Notes

Since January 1, 2016, Mr. Nigon, a member of our Board, and his immediate family members purchased our unsecured convertible promissory notes in the aggregate principal amount of $775,478. These notes converted into 82,030 shares of common stock in connection with the Company’s initial public offering on September 19, 2017, and Mr. Nigon and his immediately family members received warrants to purchase an aggregate of 12,246 shares of our common stock in connection with conversion of such notes.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Policies and Procedures for Related Party Transactions

We have a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Prior to the formation of our Audit Committee, we did not have a written policy for the review and approval of transactions with related persons. However, our Board has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to the company and in the best interest of all of our stockholders.

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AUDIT COMMITTEE REPORT

Management is responsible for Celcuity’s financial reporting process, including the system of internal controls, and for preparing Celcuity’s financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by Celcuity’s management and the independent registered public accounting firm.

During 2017, the Audit Committee, consisting of Richard J. Nigon (chairman), Maureen Cronin, and David F. Dalvey, held one meeting. The meeting was designed to, among other things, facilitate and encourage communication among the Audit Committee, management and Celcuity’s independent registered public accounting firm, Boulay PLLP (“Boulay”). The Audit Committee discussed with Boulay the overall scope and plans for its 2017 audit. The Audit Committee met with Boulay, with and without management present, to discuss the results of its examinations and its evaluations of Celcuity’s system of internal controls.

During the meetings held in 2017, the Audit Committee reviewed and discussed, among other things:

•	financial statements, Quarterly Reports on Form 10-Q and reports from the independent registered public accounting firm;

•	recent accounting pronouncements and the Company’s significant accounting policies;

•	disclosure controls and internal controls over financial reporting; and

•	engagement of its independent registered public accounting firm.

In February and March 2018, the Audit Committee reviewed and discussed the 2017 audited financial statements and notes to the financial statements for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with management and Boulay, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent account’s independence.

Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that Celcuity’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filing with the SEC.

Audit Committee

Richard J. Nigon (chairman)

Maureen Cronin

David F. Dalvey

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STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action by the stockholders at the next annual stockholders’ meeting, which will be the 2019 annual meeting, must satisfy the requirements set for in the advance notice provision under our Bylaws. To be timely for our 2019 annual meeting of stockholders, any such proposal must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company between the close of business on January 10, 2019 and the close of business on February 9, 2019. If the date of the 2019 annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2018 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, if the number of directors to be elected to our Board is increased and no public announcement naming all of the nominees for director or specifying the size of the increased Board is made by the Company at least 100 days prior to the first anniversary of the 2018 Annual Meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the stockholder delivers to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which a public announcement naming all of the nominees for director or specifying the size of the increased Board is first made by the Company. Notice sent to the Company must comply with the requirements set forth in the Company’s Bylaws. You are advised to review the Company’s Bylaws, and due to the complexity of the respective rights of the stockholders and the Company in this area, you are advised to consult with your legal counsel with respect to such rights.

In addition, any stockholder proposal intended to be included in the proxy statement for the 2019 annual meeting of stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act and be received no later than November 27, 2018. If the date of the 2019 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials.

By Order of the Board of Directors:

/s/ Brian F. Sullivan

Chairman of the Board of Directors and Chief Executive Officer

Dated: March 27, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2018.

The notice, proxy statement, form of proxy, and Annual Report on Form 10-K are available on the Investor Relations section of the Celcuity Inc. website at http://www.Celcuity.com/company/investor-relations/.

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Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELCUITY INC.

Celcuity Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, as amended, through its duly authorized officer and by the authority of its Board of Directors does hereby certify that:

FIRST:           The name of the corporation is Celcuity Inc. (the “Corporation”).

SECOND:           The Corporation’s Certificate of Incorporation was originally filed with the Delaware Secretary of State on September 15, 2017.

THIRD:           This amendment to the Certificate of Incorporation has been duly authorized by the directors and the requisite stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

FOURTH:           The Certificate of Incorporation is hereby amended by deleting the text of Section 4.1 of Article 4 in its entirety and replacing such text with the following:

4.1       The aggregate number of shares the corporation has authority to issue is 27,500,000 shares, par value of $0.001 per share, consisting of 25,000,000 shares of Common Stock and 2,500,000 shares of undesignated Preferred Stock. The Board of Directors of the Corporation has the authority, without first obtaining approval of the stockholders of the corporation or any class thereof, to establish from the undesignated shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more series of Preferred Stock and to fix the number of shares, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such class or series.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on May __, 2018.

CELCUITY INC.

By:
Name: Brian F. Sullivan Title: Chief Executive Officer

CELCUITY INC. 16305 36TH AVENUE NORTH SUITE 450 MINNEAPOLIS, MN 55446 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Elect five directors Nominees 01) Maureen Cronin 02) David F. Dalvey 03) Lance G. Laing 04) Richard J. Nigon 05) Brian F. Sullivan The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratify the appointment of Boulay LLP as our independent registered public accounting firm for fiscal year ending December 31, 2018. 3. To approve, by a non-binding and advisory vote, compensation of the named executive officers. The Board of Directors recommends you vote for One Year: 1 year 2 years 3 years Abstain 4. To recommend, by a non-binding and advisory vote, the frequency of votes on named executive officer compensation. The Board of Directors recommends you vote FOR proposals 5 through 7. For Against Abstain 5. To approve the Company's 2017 Stock Incentive Plan. 6. To approve the Company's 2017 Employee Stock Purchase Plan. 7. To amend the Certificate of Incorporation to decrease the number of authorized shares of our capital stock. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com CELCUITY INC. Annual Meeting of Stockholders May 10, 2018 2:00 PM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Brian F. Sullivan and Vicky M. Hahne, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of CELCUITY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 02:00 PM, CDT on 5/10/2018, at Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side